As filed with the Securities and Exchange Commission on  May 29 ,1997
                                        Registration Number 333 - ^ 22105



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 3 TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Able Telcom Holding Corp.
             (Exact name of registrant as specified in its charter)

               Florida                                       65-0013218
   State or other jurisdiction of                         (I.R.S.  Employer
   incorporation or organization)                        Identification No.)

                          1601 Forum Place, Suite 1110
                         West Palm Beach, Florida 33401
                                 (561) 688-0400
            (Address,  including zip code, and telephone number,  including area code, of registrant's principal executive offices)

                              William J. Mercurio.
                      President and Chief Executive Officer
                            Able Telcom Holding Corp.
                          1601 Forum Place, Suite 1110
                         West Palm Beach, Florida 33401
                                 (561) 688-0400
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement and from time to time thereafter. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend as interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED ^ May 28, 1997


    PROSPECTUS
                                1,600,000 Shares

                            Able Telcom Holding Corp.

                                  Common Stock

       This Prospectus relates to the offering of up to 1,600,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of Able Telcom Holding Corp. (the "Company") offered by the Selling Shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution." Up to 1,400,000 shares of Common Stock offered hereby are issuable by the Company to the Selling Shareholders for sale by them upon conversion of Series A Preferred Stock of the Company (the "Preferred Stock") and up to 200,000 shares of Common Stock offered hereby are issuable by the Company to the Selling Shareholders for sale by them upon exercise of certain outstanding warrants to purchase Common Stock (the "Warrants"). Except for the proceeds of the sale of Preferred Stock and the proceeds to be received by the Company upon exercise of the Warrants, the Company will not receive any of the proceeds of sales of Common Stock offered hereby. See "Use of Proceeds"


       The Common Stock is traded in the over-the-counter market, and price quotations therefor are reported on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ NMS") under the symbol "ABTE." The last reported sale price of the Common Stock on ^ May 28, 1997 was $7.50 per share.

       The securities offered hereby represent a significant degree of risk. Investors should carefully consider certain risks and other considerations relating to the common stock and the Company. See "Risk Factors" beginning on page 4.
                         --------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                       ------------------------------------

       The distribution of the shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing a the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). To the extent required, the purchase price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Shareholders from the sale of any shares of Common Stock will be the price thereof less the aggregate agent's commission or underwriter's discount, if any. See "Plan of Distribution."

       No person has been authorized in connection with any offering made hereby to give any information or to make any representations other than those contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the ^ Selling Shareholders, or any underwriter, dealer or agent. This Prospectus or any Prospectus Supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                   The date of this Prospectus is May  1997

                              AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048 and Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Worldwide Web site at http://www.sec.gov which contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Common Stock is traded on the NASDAQ NMS (Symbol: ABTE). In addition, material filed by the Company can be inspected at the offices of NASDAQ NMS, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

        This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") and does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and such statement is qualified in its entirety by such reference.

                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents which have been filed with the Commission by the Company pursuant to the Exchange Act (Commission File No. 0-21986) are incorporated by reference in this Prospectus:


          (1) Annual Report on Form 10-K for the fiscal year ended October 31, 1996 (the "Annual Report");
          (2) Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997;
          (3) Amendment on Form 10-Q/A, filed April 29, 1997, amending Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997;
          (4) Amendment on Form 8-K/A-1, dated February 20, 1996, amending Current Report on Form 8-K, dated December 21, 1995 (reporting an event that occurred on December 8, 1995);
          (5)   Current report on Form 8-K dated December 2, 1996;
          (6) Amendment on Form 8K/A-1, dated December 20, 1996, amending Current Report on Form 8-K dated October 12, 1996
          (7)   Current Report on Form 8-K dated December 20, 1996;
          (8) Amendment on Form 8-K/A-1, dated February 11, 1997, amending Current Report on Form 8-K dated December 2, 1996;
          (9) Current Report on Form 8-K/A-2 dated May 6, 1997 amending Form 8-K dated December 21, 1995 reporting an event that occurred on December 8, 1995; and
         (10) Current Report on Form 8-K/A-2 dated May 6, 1997 amending Form 8-K dated October 12,1996.



       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock made hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       A copy of any documents incorporated by reference (not including exhibits to such documents other than exhibits specifically incorporated by reference into such documents) are available without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to the Secretary, Able Telcom Holding Corp., 1601 Forum Place, West Palm Beach, Florida 33401, telephone number (561) 688-0400.

                           FORWARD-LOOKING STATEMENTS
       This Prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, plans concerning products and market acceptance.


       Forward-looking statements are inherently subject to risks and uncertainties, many of which can not be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Important factors that could contribute to such differences are set forth below under "Risk Factors" including, but not limited to, "Risk Inherent in Growth Strategy," "Risks Inherent in Construction Contracts,^" "-- Recent Losses; Potential Need for Additional Financing," "-- Changes in Market Prices of Common Stock," "--Shares Eligible for Future Sale," "--Technological Changes" and "--Dividend Policy."

                                   THE COMPANY

       The Company, through its subsidiaries, specializes in the design, installation, maintenance and system integration of advanced communication networks for voice, data, and video systems. These services are provided for an array of complementary applications, presently those for telecommunications infrastructure, traffic management systems, automated manufacturing systems and utility networks. The Company is currently organized into four operating groups: telecommunication services, cable television services, traffic management services, and communications development. Each group, excluding cable television services, is comprised of subsidiaries of the Company, each having local executive management functioning under a decentralized operating environment. The Company formed the cable television services group to facilitate potential expansion during 1997.

       The Company was incorporated in 1987 in the State of Colorado as "Delta Venture Fund, Inc." The Company adopted its current name in 1989 and reincorporated in 1991 under the laws of the State of Florida.

                                  RISK FACTORS

       An investment in the Shares involves a high degree of risk. In addition to the other information contained or incorporated by reference herein, the following factors should be considered carefully in evaluating the Company and its business prospects before purchasing any Shares.

       The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain statements included in this prospectus are forward-looking, such as statements regarding the Company's growth strategy. Such forward-looking statements are based on the Company's current expectations and are subject to a number of risks and uncertainties that could cause actual results in the future to differ significantly from results expressed or implied in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties relating to the Company's relationships with key customers and implementation of the Company's growth strategy. These and other risks are detailed below as well as in other documents filed by the Company with the Commission.

    Dependence on Key Customers

        A significant portion of the Company's business is derived from three major customers including a governmental agency, a telephone company and an industrial manufacturer. At October 31, 1996 and 1995, the Company had accounts receivable from these customers of $5,453,885 and $1,543,514 or 42% and 15% of total accounts receivable, respectively. Revenues from these customers totaled $22,786,000, $9,498,000 and $6,044,000 or 50%, 27% and 23%
    of consolidated revenues in fiscal years 1996, 1995 and 1994, respectively.

       Approximately 60% of the Company's Latin American revenues are derived from one customer in Venezuela. Revenues from this customer were approximately 4% of consolidated revenues in 1996 (6% in 1995; 53% in 1994). Accounts receivable outstanding for this customer were $257,994 and $1,483,630 at October 31, 1996 and 1995, respectively.

       Although the Company's strategic plan envisions diversification of its customer base, the Company anticipates that it will continue to be dependent on these several key customers for a significant portion of its revenue. There are a number of factors that could adversely affect their ability or willingness to make capital expenditures in the future, which in turn could negatively affect the Company, including the potential adverse nature of, or the uncertainty caused by, changes in governmental regulation, technological changes, increased competition, levels of fiscal spending, adverse financing conditions for the industry and economic conditions generally.

    High Level of Indebtedness; Ability to Service Indebtedness

       The Company is highly leveraged. At October 31, 1996, the Company had $10,115,418 of total debt, of which $4,134,945 was repaid from a portion of the $6,000,000 of gross proceeds obtained from the December 20, 1996 private placement of redeemable preferred stock. The company may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other corporate purposes. In December, 1996, the Company incurred an additional $3,862,000 of indebtedness in connection with an acquisition. Interest expense for the years ended October 31, 1996, 1995 and 1994 was $1,350,440, $1,117,932 and $397,167, respectively. The Company's current debt service requirements on an annualized basis are approximately $3,650,000 per year.

       The level of the Company's indebtedness could have important consequences to shareholders, including that a substantial part of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; that the Company's ability to obtain financing in the future, if needed, may be limited; that the Company's leveraged position and the covenants contained in the Company's Credit Facilities (as defined below) or any replacement thereof could limit its ability to expand and make capital improvements and acquisitions, and that the Company's level of indebtedness could make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and limit its flexibility in reacting to changes in its industry and economic conditions generally. The Credit Facilities are secured by all the assets of the Company, and, should the Company default on its obligations to its lender, the Company's assets could be used by the lender to satisfy the Company's obligations pursuant to the Credit Facilities. In addition, the covenants made by the Company to its lender as conditions to obtaining the Credit Facilities also may effect the Company's operations. See "Restrictions Contained in Loan Agreements." Certain of the Company's competitors currently operate on a less leveraged basis and may have significantly greater operating and financing flexibility than the Company.

    Recent Losses; Accumulated Deficit; Potential Need for Additional Financing

       The Company has experienced losses in the last two fiscal years. For fiscal year 1996, the Company experienced an operating loss of approximately ^ $6.3 million and a net loss of approximately ^ $5.9 million; for fiscal year 1995, the Company experienced an operating loss of approximately $214,000 and a net loss of approximately $281,000. The Company had an accumulated deficit of approximately $1.2 million and approximately $719,000 as of October 31, 1996 and January 31, 1997, respectively. There can be no assurance that the Company will be able to achieve or maintain profitability on a quarterly or annual basis or that it will be able to sustain or increase revenue growth. If the Company requires additional funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The inability to obtain such financing, if necessary, could have a material adverse effect on the Company. If additional funds are raised by issuing equity securities, dilution to existing shareholders may result.

    Restrictions Contained in Loan Agreements

       The Company has entered into a revolving line of credit and several term loan agreements (the "Credit Facilities") with a bank. The Credit Facilities require the Company to achieve and maintain a number of financial covenants including maintaining certain levels of debt service, funded debt and tangible equity. In addition, the Credit Facilities contain numerous other covenants, including restrictions on the ability of the Company to incur debt, to make certain corporate changes, to make certain investments, to create, incur or permit the existence of liens, and to sell assets of the Company outside the ordinary course of its business. These financial ratios, restrictions and covenants may affect the flexibility of the Company to pursue further acquisitions and incur further indebtedness. Further, the failure to comply with the terms and conditions of the Credit Facilities, including those described herein, could result in a default and permit the bank to accelerate the maturity of the indebtedness and to foreclose on the assets pledged as collateral. At October 31, 1996, the Company was in non-compliance with various financial loan covenants relating to its credit facility with a bank. The Company obtained amended covenants from the lender effective October 31, 1996 and ^ has been in compliance with all of such covenants since that date.


    Risk Inherent in Growth Strategy

       The Company has grown rapidly through the acquisition of other companies, including Transportation Safety Contractors, Inc. ("TSCI"), H.C. Connell, Inc., Georgia Electric Company ("GEC"), and Dial Communications, Inc. The Company anticipates that it will make additional acquisitions and is actively seeking and evaluating new acquisition candidates. There can be no assurance, however, that the Company will be able to continue to identify and acquire appropriate businesses or obtain financing for such acquisitions on satisfactory terms. The Company's growth strategy presents the risks inherent in assessing the value, strengths and weaknesses of growth opportunities, in evaluating the costs and uncertain returns of expanding the operations of the Company, and in integrating existing operations with new acquisitions. The Company's growth strategy also assumes there will continue to be demand for outsourced communications services. There can be no assurance, however, that such demand will continue. Any growth by the Company may place significant demands on the Company's management and its operational, financial and marketing resources. Moreover, the Company's operating results could be adversely affected if it is unable to successfully integrate new companies into its operations. In addition, future acquisitions by the Company could result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

    Risks Inherent in Construction Contracts

       The Company generally enters into either fixed-price contracts that provide for an established price that does not vary during the term of the contract or unit-price contracts under which the Company's fee is based on the quantity of work performed. Fixed-price contracts and, to a lesser extent, unit-price contracts, involve inherent risks, such as unanticipated increases in the cost of labor and/or materials, subcontracts that were unexpected at the time of bidding, bidding errors, unexpected field conditions, adverse weather conditions, the inability of subcontractors to perform, work stoppages and other events beyond the control of the Company. Although the Company attempts to minimize the risks inherent in its contracts by, among other things, obtaining subcontracts from reliable subcontractors, anticipating labor and material cost increases, anticipating contingencies, utilizing its cost control system and obtaining certain cost escalation clauses, there is no assurance that the Company will be able to complete its current or future contracts at a profit. In addition, the longer the term of fixed-price contracts and, to a lesser extent, unit-price contracts, the greater the risks associated therewith.

       Some of the Company's contracts also call for project completion by a specified date. These contracts usually provide for the payment by the Company of substantial penalties for failure to complete a project by the specified date. In addition, pursuant to some of its contracts, the Company makes warranties that extend for a period of time beyond the completion of such contracts.

       The Company endeavors to ensure that its contracting resources are effectively utilized and to that end pursues new contracts as the completion time for existing contracts approaches. To the extent the Company has entered into large contracts to which a significant part of its resources are committed, the failure to obtain new contracts upon the completion of such contracts could adversely affect the Company's results of operations.

    Dependence on Senior Management


       The Company's businesses are managed by a small number of key executive officers, including William J. Mercurio, the Company's President and Chief Executive Officer. Although the Company has employment agreements with Mr. Mercurio and with the President of its Telecommunication Services Group, the Company's other senior executives are not parties to employment agreements with the Company. The loss of services of certain of ^ the Company's key executive officers could have a material adverse effect on the business, financial condition and results of operations of the Company. The Company's success may also be dependent on its ability to hire and retain additional qualified management personnel. There can be no assurance that the Company will be able to hire and retain such personnel.


       During fiscal 1996, a decline in revenue and profitability at TSCI resulted in the replacement of all its senior operating and financial management with management obtained through the acquisition of GEC.

    Competition

           The Company competes with other independent contractors in most of the markets in which it operates. There are relatively few barriers to entry into such markets and, as a result, any business that has access to adequate financing and persons who possess technical expertise may become a competitor of the Company. Because of the highly competitive bidding environment in the United States for the services provided by the Company, the price of a contractor's bid has often been the deciding factor in determining whether such contractor was awarded a master contract or contract for a particular project. There can be no assurance that the Company's competitors will not develop the expertise, experience and resources to provide services that achieve greater market acceptance or that are superior in both price and quality to the Company's services, or that the Company will be able to maintain and enhance its competitive position.

       The Company also faces competition from the in-house service organizations of its customers, which employ personnel who perform some of the same types of services as those provided by the Company. Although a significant portion of these services is currently outsourced, there can be no assurance that existing or prospective customers of the Company will continue to outsource telecommunications infrastructure services in the future. To the extent that the Company's customers discontinue outsourcing telecommunications services, the Company's business, financial condition and results of operations would be materially adversely affected.

    Technological Changes

           The telecommunications industry is subject to rapid changes in technology. Wireline systems used for the transmission of video, voice and data face potential displacement by various technologies, including wireless technologies such as direct broadcast satellite television and cellular telephony. An increase in the use of such technologies could result in the decrease in use of telecommunications infrastructure which in turn could result in a decrease in the Company's market share, revenues, income, or other elements of the Company's business and operations.

    Net Assets of International Operations


       The Company's Latin American assets ^ (totaling approximately $2.1 million, or approximately 5.4% of the Company's total assets at October 31, 1996^), its current and future Latin American operations and its other investments in Latin America are generally subject to the risks of political, economic or social instability, including the possibility of expropriation, currency devaluation, hyperinflation, confiscatory taxation or other adverse regulatory or legislative developments, or limitations on the repatriation of investment income, capital and other assets. The Company cannot predict whether any of such factors will occur in the future or the extent to which such factors would have a material adverse effect on the Company's ability to recover its assets.


    Changes in Market Prices of Common Stock

       The market price of the Common Stock may vary from the market price at the date of this Prospectus. Such variation ^ may be the result of changes in the business, operations or prospects of the Company, general market, economic and industry conditions, the results of operations, liquidity, regulatory considerations, and the market's perception of the prospects of the Company as well as other factors affecting the Company including the risk factors set forth herein.

    Shares Eligible for Future Sale


       No assurance can be given as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Future sales of shares of Common Stock (including shares issued upon exercise of stock options and shares offered hereby following conversion of currently outstanding preferred stock and warrants to purchase Common Stock), or the possibility that such sales could occur, could adversely
    affect  the  prevailing   market  price of  the Common  Stock.  At May  28,
    1997, there were 8,313,701 shares of Common Stock outstanding. In addition, 339,000 shares are issuable upon exercise of currently outstanding options to purchase Common Stock, and an additional 371,500 shares of Common Stock are reserved and available for future issuance under the Company's stock option plan. All such shares, when issued and sold in accordance with the terms of such options, will be freely tradable.



       There are 1,600,000 shares of Common Stock, offered hereby, which may be issued upon conversion of the Preferred Stock and upon the exercise of currently outstanding warrants to purchase Common Stock, all of which, when issued and sold as described herein, will be freely tradeable. The number of shares, included herein, is an estimate based upon a currently indeterminable conversion price; therefore, the number of shares is subject to adjustment and could be materially less or more than the estimated amount depending upon factors which cannot be predicted by the Company at this time, including without limitation, the future market price of the Common Stock.


    Dividend Policy


        The terms of the Company's preferred stock provide that, if the Company pays a dividend on its common stock, it must pay a like dividend on the preferred stock. In addition, no dividends may be paid on the common stock until all accumulated dividends on the preferred stock have been paid. Since the issuance of the preferred stock, the Company has accrued and paid dividends on its preferred stock quarterly in accordance with the terms of the preferred stock.

        Other than the restrictions on dividends contained in its preferred stock, the Company is not presently subject to any other contractual or legal limitations on the payment of dividends on Common Stock. Nonetheless, the Company does not intend to pay any cash dividends on its common stock for the forseeable future. The Company intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its businesses.

                                 USE OF PROCEEDS

       Other than the proceeds received by the Company from the exercise of the Warrants, the Company will not receive any proceeds for the sale of shares covered by this Prospectus.

       Two-hundred thousand shares included in this Prospectus represent shares underlying the Warrants issued by the Company in connection with the private placement of the Company's Preferred Stock. No assurance can be given that any of the Warrants will be exercised; however, in the event that all of the Warrants are exercised, the Company will receive proceeds of $1,964,000. Any net proceeds to the Company resulting from the exercise of any or all of the Warrants may be used for acquisitions or general capital purposes. The Company has not specifically allocated the proceeds between these uses, and actual expenditures will depend on a number of factors, including the growth rate of the Company's business, the timing of such use, and the availability of cash from other sources, such as operations. Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short term certificates of deposit, money market funds or other short term, interest bearing investments. The Company does not have any current material acquisitions of any businesses or products pending.

                              SELLING SHAREHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by the Selling Shareholders listed below and the number of shares that may be offered for the account of each Selling Shareholder pursuant to this Prospectus.

       All of the shares of Common Stock owned by the Selling Shareholders and all of the shares of Common Stock offered hereby are issuable by the Company to the Selling Shareholders upon conversion of the Preferred Stock or upon exercise of the Warrants. Each of the Selling Shareholders purchased the Preferred Stock and the Warrants pursuant to a Stock Purchase Agreement dated December 20, 1996 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, the Company issued to each Selling Shareholder 500 shares of Preferred Stock, each share having a liquidation preference of $6,000 plus accrued and unpaid dividends and other distributions, together with a Warrant to purchase 100,000 shares of Common Stock. In exchange for the Preferred Stock and a Warrant, each Selling Shareholder paid the Company $3,000,000.





    Name and Address            Shares        Maximum       Shares
                              Beneficially   Number of    Beneficially
                              Owned Prior      Shares     Owned After
                              to Offering     Offered       Offering
                                              Hereby
    -------------------------------------------------------------------


    Credit Suisse First       ^ 457,142(1)    457,142          0.00
    Boston Corporation
    11 Madison Avenue
    3rd Floor New York, NY
    10010....


    Silverton                 ^ 457,142(1)    457,142          0.00
    International Fund
    Limited
    129 Front Street
    Hamilton HM12
    Bermuda.....



  (1)   Represents   shares  of  Common  Stock  issuable  upon  conversion  of
        Preferred Stock held by the Selling Shareholder based upon a price per share of $7.50, the closing price for the Company's Common Stock on May 28, 1997 as reported on the NASDAQ National Market System, less a discount of twelve and one half percent.

                              PLAN OF DISTRIBUTION


       The distribution of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The aggregate net proceeds to the Selling Shareholders from the sale of any shares of the Common Stock will be the sales price thereof less the aggregate agent's commission or underwriter's discount, if any. At the time a particular offer of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the aggregate number of shares of Common Stock being offered, and the terms of the offering, the name or names of any agents, any underwriting discounts or commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Shareholders, any discounts, commissions or concessions allowed or re-allowed or paid to dealers.



                                  LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed on for the Company by Holland & Knight LLP One East Broward Boulevard, Fort Lauderdale, Florida 33301.

                                     EXPERTS

       The consolidated financial statements and schedule of Able Telcom Holding Corp. for the years ended October 31, 1996 and 1995 included in its Annual Report on Form 10-K for the year ended October 31, 1996 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report ^ included therein ^. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


       The consolidated financial statements and schedule of Able Telcom Holding Corp. for the year ended October 31, 1994, included in its Annual Report on Form 10-K for the fiscal year ended October 31, 1996, have been ^ audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report included therein. Such consolidated financial statements and schedule are incorporated herein by reference ^ in reliance upon such report given upon the authority of ^ such firm as experts in accounting and auditing.

       The financial statements of Georgia Electric Company for the years ended December 31, 1995, 1994 and 1993 included in the Company's Current Report on Form 8-K/A-1, dated December 20, 1996, have been audited by Mitchell, Honeycutt & Ray, P.C., independent certified public accountants, as set forth in their reports included therein. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


       The financial statements of H.C. Connell, Inc. for the years ended June 30, 1995, 1994 and 1993 included in the Company's Current Report on Form 8-K/A-3, dated MAy 29, 1997, have been audited by Shumacker, Johnston & Ross P.A., independent certified public accountants, as set forth in their reports included therein. Such financial statements are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

=========================================     ==================================
No  dealer,   salesman,   or  any  other
person has been  authorized  to give any
information     or    to    make     any
representations    or   projections   of
future   performance  other  than  those                 1,600,000 Shares
contained  in this  Prospectus,  and any                   Common Stock
such other  information,  projections or
representations  if given  or made  must
not be  relied  upon as  having  been so
authorized.   The   delivery   of   this
Prospectus of any sale  hereunder at any
time   does   not    imply    that   the             Able Telcom Holding Corp.
information  herein is correct as of any
time   subsequent  to  its  date.   This
Prospectus  does not constitute an offer
to sell or a  solicitation  of any offer
to buy  any of  the  securities  offered
hereby  in  any   jurisdiction   to  any
person  to whom it is  unlawful  to make
such offer or solicitation.                                -----------

    -----------------                                       PROSPECTUS
                                                           -----------
    Table of Contents


                                   Page
Available Information                 2
Incorporation  of Certain
Documents  by Reference               2
Forward-Looking Statements            3
The Company                           3
Risk Factors                          4
Use of Proceeds                       7
Selling Shareholders                  8
Plan of Distribution                  9
Legal Matters                         9
Experts                               9                   May    1997



     ---------------


=========================================      =================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.



   Expenses in connection with the issuance of the securities being registered hereby are estimated as follows:



      SEC registration fee...........$4,182
      Accounting fees and expenses.  25,000
      Legal fees and expenses....... 25,000
      Miscellaneous.................  1,000
      -------------------------------------
          Total............         $55,182


Item 15.  Indemnification of Directors and Officers

   The Registrant's By-laws and the Florida Business Corporation Act ("FBCA") provide, in certain cases, for each officer and director of the Company to be indemnified by the Company against certain costs, expenses and liabilities which he or she may incur in his or her capacity as such.

   Article V of the Registrant's By-laws provides:

   "The corporation shall indemnify any and all persons who may serve or which have served at any time as directors or officers, or which at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against liability incurred by such persons in connection with any proceeding, and against expenses actually and reasonably incurred in connection therewith, in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any laws, by-law, agreement, vote of stockholders or otherwise."

FBCA 607.0850 "Indemnification of officers, directors, employees and agents," provides:

         (1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      (2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
       (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.
      (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection
   (1) or subsection (2). Such determination shall be made:

         (a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

         (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

         (c)   By independent legal counsel:

            1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

            2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

         (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      (5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

      (6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

      (7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

         (c) In the case of a director, a circumstance under which the liability provisions of s. 607.0834 are applicable; or

         (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

      (8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

      (9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

         (a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

         (b)  The  director,   officer,   employee,  or  agent  is  entitled  to
      indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

         (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

      (10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (11)  For purposes of this section:

         (a)   The term "other enterprises" includes employee benefit plans;

         (b) The term "expenses" includes counsel fees, including those for appeal;

         (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

         (d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

         (e)   The term  "agent" includes a volunteer;

         (f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

         (g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.


      (12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such ^ liability under the provisions of this section.


Item 16.  Exhibits

   The following exhibits are filed herewith.

 Exhibit              Description            Method of Filing
 Number
--------------------------------------------------------------------------------

3.1 Amendment to Articles of Incorporation  Incorporated by reference to the of the Registrant filed with the Secretary  Exhibits to the Company's Current
of State of the State of Florida on         Report on Form 8-K as filed with the
December 20, 1996                           Commission on December 31, 1996

4.1 Form of Common Stock Certificate        Incorporated by reference to the
                                            Exhibits    to   the    Company's
                                            Registration  Statement  on  Form
                                            S-1,   as  amended   (Reg.   Num.
                                            33-65854)  declared  effective as
                                            of February 26, 1994

4.2 Form of Preferred Stock                 Incorporated  by reference to the
Certificate                                 Exhibits    to   the    Company's
                                            Current  Report on Form 8-K dated
                                            December 31, 1996

4.3 Form of Registration Rights             Incorporated  by  reference  to  the
Agreement  between the  Registrant          Exhibits to the Company's and the
Selling Shareholders                        Current Report on Form 8-K dated
                                            December 31, 1996

4.4 Option Agreement between the            Incorporated  by reference to the
Registrant and Frazier Gaines               Exhibits    to   the    Company's
                                            Registration  Statement  on  Form
                                            S-1,   as  amended   (Reg.   Num.
                                            33-65854)  declared  effective as
                                            of February 26, 1994

4.5 Option Agreement between the            Incorporated   by  reference  to
Registrant and Daniel L. Osborne            the  Exhibits  to  the  Company's
                                            Registration  Statement  on  Form
                                            S-1,   as  amended   (Reg.   Num.
                                            33-65854)  declared  effective as
                                            of February 26, 1994

4.6 Form of Warrant                         Incorporated  by reference to the
                                            Exhibits to the  Company's  Current
                                            Report  on Form 8-K as  filed  with
                                            the Commission on December 31, 1996




5.1 Opinion of Holland & Knight LLP         Filed herewith.

23.1 Consent of Ernst & Young LLP           Filed herewith.

23.2  Consent of KPMG Peat Marwick LLP      Filed herewith

23.3 Consent of Holland & Knight LLP        Included in Exhibit 5.1

23.4 Consent of Mitchell, Honeycutt &       Filed herewith.
Ray, P.C.

23.5 Consent of Shumacker, Johnston &       Filed herewith.
Ross, P.A.

24   Power of Attorney                      Previously Filed.




Item 17.  Undertakings

   (a)  The undersigned registrant hereby undertakes:

      (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement ^:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement ^; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, there fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on May 29,1997.



                                    ABLE TELCOM HOLDING CORP.



                                    By:   /s/ William J. Mercurio
                                    -----------------------------
                                    William J. Mercurio
                                    President,  Chief Executive Officer and
                                    Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Name                         Title                     Date
-----------------------------------------------------------------------


                             President, Chief
                             Executive Officer,
                             Chief Financial
/s/ William J. Mercurio      Officer and Director        May 29, 1997
-----------------------
William J. Mercurio


                             Director                    May 29, 1997
--------------------------
^ Richard J. Sandulli


/s/ Frazier L. Gaines        Director                    May 29, 1997
--------------------------
Frazier L. Gaines*


/s/ Robert Nelles            Director                    May 29, 1997
--------------------------
Robert Nelles*


/s/ Gideon ^ Taylor          Director                    May 29, 1997
--------------------------
Gideon Taylor*


/s/ Gerry W. Hall            Director                    May 29, 1997
--------------------------
Gerry W. Hall*

*Signed by Power of Attorney


                                 EXHIBIT INDEX



  Exhibit              Description                    Method of Filing
  Number
-------------------------------------------------------------------------------

 5.1  Opinion of Holland & Knight, LLP      Filed herewith

23.1  Consent of Ernst & Young LLP          Filed herewith.

23.2  Consent of KPMG Peat Marwick LLP      Filed herewith

23.3  Consent of Holland & Knight, LLP      Included in Exhibit 5.1

23.4  Consent of Mitchell, Honeycutt &      Filed herewith.
      Ray, P.C.

23.5  Consent of Shumacker, Johnston &      Filed herewith.
      Ross, P.A.

24    Power of Attorney                     Previously Filed.

